Exhibit 99.1

PRESS RELEASE US $

RESOLUTE REPORTS PRELIMINARY FOURTH QUARTER

AND 2011 FINANCIAL RESULTS

•	2011 earnings of $0.42 per share; $1.71 per share excluding special items

•	Q4 adjusted EBITDA of $122 million

•	Reduced working capital by $107 million in Q4

MONTREAL, February 9 – AbitibiBowater Inc., doing business as Resolute Forest Products (NYSE: ABH) (TSX: ABH), today reported net income of $41 million for the year ended December 31, 2011, or $0.42 per share, on sales of $4.8 billion, compared with net income of $2.6 billion, or $27.63 per share, on sales of $4.7 billion in the year ended December 31, 2010.1 Net loss for the fourth quarter of 2011 was $6 million, or $(0.06) per share, on sales of $1.1 billion, compared with net income of $4.2 billion, or $44.82 per share, on sales of $1.3 billion in the fourth quarter of 2010.1

Excluding $125 million of special items described below, net income for the full year was $166 million, or $1.71 per share. Excluding special items of $51 million, net income in the fourth quarter was $45 million, or $0.46 per share. For the full year 2010, net loss excluding special items was $831 million, or $(8.78) per share, and $235 million, or $(2.49) per share, in the fourth quarter 2010.

“Lower demand and weaker pricing for kraft pulp had the most significant impact on fourth quarter results,” said Richard Garneau, president and chief executive officer. “We continued our strategy of controlling finished goods inventory by taking market-related downtime to offset the slowdown in demand caused by recent economic uncertainty. These proactive steps demonstrate our focus on profitability and sustainability as we build organizational momentum in spite of the challenging economic climate.”

DESCRIPTION OF SPECIAL ITEMS

Special items, net of tax, for the fourth quarter include:

•	$48 million non-cash charge for reorganization-related tax adjustments

•	$13 million non-cash gain on translation of Canadian dollar net monetary assets

•	$9 million charge for post-emergence expenses

•	$6 million charge related to asset impairment and closure costs

•	$5 million of income from other items

•	$4 million charge in connection with the proposed acquisition of Fibrek Inc.

•	$2 million charge for inventory write-downs

Special items, net of tax, for the year ended December 31, 2011, include:

•	$38 million non-cash charge for reorganization-related tax adjustments

[1]

Unadjusted 2010 results reflect one-time material adjustments from the implementation of the plans of reorganization and the application of fresh start accounting in connection with the Company’s emergence from creditor protection in December 2010. Accordingly, unadjusted 2010 results do not provide a meaningful comparison to any subsequent period.

•	$34 million charge for post-emergence expenses

•	$32 million charge related to asset impairment and closure costs

•	$23 million non-cash charge on translation of Canadian dollar net monetary assets

•	$14 million of income from other items

•	$8 million severance charge

•	$4 million charge in connection with the proposed acquisition of Fibrek Inc.

•	$2 million charge for inventory write-downs

•	$2 million gain related to the sale of assets

Special items, net of tax, for the year ended December 31, 2010, include:

•	$3,510 million gain related to reorganization items

•	$97 million non-cash charge on translation of Canadian dollar net monetary assets

•	$30 million gain related to the sale of assets

•	$11 million charge related to asset impairment and closure costs

•	$8 million gain for the reversal of a severance charge

•	$5 million of income from other items

Non-GAAP financial measures, such as adjustments for special items, are reconciled below.

QUARTERLY SEGMENT DETAILS2

Newsprint

The newsprint segment generated operating income of $26 million in the fourth quarter, an $8 million increase over the third quarter. The increase resulted from improved operating costs primarily due to a lower Canadian dollar, offset in part by a decrease in shipments. Considering the more competitive international newsprint market, the Company grew the proportion of its domestic newsprint sales in the quarter, where industry capacity reductions have offset the secular decline. Overall average transaction prices remained stable.

Coated Papers

Operating income in the coated papers segment was $13 million in the fourth quarter, a $5 million decrease from the previous quarter. The decrease stems from a 4% reduction in shipments and a $16 per short ton decrease in average transaction price, demonstrating the effects of weaker seasonal demand. In response, the Company met its inventory target by taking production downtime during the quarter.

Specialty Papers

The specialty papers segment generated operating income of $24 million in the fourth quarter, a $3 million reduction from the previous quarter, reflecting the positive effects of a lower Canadian dollar, offset by lower shipments and higher maintenance costs. Average transaction pricing was flat quarter-over-quarter.

[2]

The implementation of the plans of reorganization and the application of fresh start accounting materially changed the carrying amounts and classifications of assets and liabilities reported in the Company’s consolidated financial statements. Furthermore, the Company began to allocate all of its selling, general and administrative expenses back to each product line, with the exception of special items, during the first quarter of 2011. Accordingly, the Company’s operating results, including depreciation, for periods before December 31, 2010, are not comparable to the operating results after December 31, 2010.

2

Market Pulp

Operating income in the market pulp segment was down $24 million from the third quarter to $12 million in the fourth. Building on the downward momentum that began in the third quarter, average market pulp transaction pricing decreased $67 per metric ton in the quarter and shipments were down 14%. The Company responded to lower demand in North America and Western Europe by taking over 50,000 metric tons of production downtime to maintain inventory levels.

Wood Products

The wood products segment reported an operating loss of $5 million in the fourth quarter, a $2 million increase in the loss from the third quarter. The average lumber transaction price decreased by over $18 per thousand board feet and shipments were down 5% quarter-over-quarter, due to seasonal slowdown for building products and a continued weak U.S. housing market, partly offset by the positive effects of the weaker Canadian dollar. Despite low pricing and a weak U.S. housing market, the wood products segment finished the year with positive EBITDA.

FINANCE INITIATIVES

“We redeemed $85 million of our senior secured notes while at the same time increasing cash by $74 million in the fourth quarter,” said Jo-Ann Longworth, senior vice president and chief financial officer. “The $107 million working capital improvement, which allowed us to achieve this, resulted largely from our efforts to extend trade terms with our suppliers and to accelerate the collection of trade receivables and indirect tax refunds in Canada.”

OUTLOOK

“We expect to see stable newsprint pricing in the Americas, but continued pressure in other U.S. dollar-based export newsprint markets as long as the combination of low ONP prices and a strong U.S. dollar continues,” said Garneau. “Pricing in the market pulp segment appears to be stabilizing, but the timing of any improvement from current lows is uncertain. Demand for specialty grades may be weaker as a result of the weak economic recovery. Our network of lower-cost assets and a strong balance sheet give us a strategic edge as the global economy heads into an uncertain 2012.”

EARNINGS CONFERENCE CALL

The Company will hold a conference call to discuss the financial results at 10:00 a.m. (ET) today. The public is invited to join the call at (866) 696-5910 (pass code 1038311) at least fifteen minutes before its scheduled start time. A simultaneous webcast will also be available using the link provided under “Presentations and Webcasts” in the “Investors” section of www.resolutefp.com. A replay of the webcast will be archived on the Company’s website. A phone replay will also be available until February 23 by dialing (800) 408-3053 with the pass code 7713542.

ABOUT RESOLUTE FOREST PRODUCTS

Resolute Forest Products is a global leader in the forest products industry with a diverse range of products, including newsprint, commercial printing papers, market pulp and wood products. The Company owns or operates 18 pulp and paper mills and 23 wood products facilities in the United States, Canada and South Korea. Marketing its products in close to 90 countries, Resolute Forest Products has third-party certified 100% of its managed woodlands to sustainable forest management standards. The shares of Resolute Forest Products, formerly doing business as AbitibiBowater, trade under the stock symbol ABH on both the New York Stock Exchange and the Toronto Stock Exchange.

3

Resolute and other member companies of the Forest Products Association of Canada, as well as a number of environmental organizations, are partners in the Canadian Boreal Forest Agreement. The group works to identify solutions to conservation issues that meet the goal of balancing equally the three pillars of sustainability linked to human activities: economic, social and environmental. Resolute is also a member of the World Wildlife Fund’s Climate Savers program, in which businesses establish ambitious targets to voluntarily reduce greenhouse gas emissions and work aggressively toward achieving them.

CONTACTS

Investors	Media and Others
Rémi G. Lalonde	Seth Kursman
Vice President, Investor Relations	Vice President, Corporate Communications,
514 394-2345	Sustainability and Government Affairs
ir@resolutefp.com	514 394-2398
seth.kursman@resolutefp.com

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Statements in this press release and the earnings conference call referred to above that are not reported financial results or other historical information of AbitibiBowater Inc., doing business as Resolute Forest Products, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to our: efforts to continue to reduce costs and increase revenues and profitability, including our cost-reduction initiatives regarding selling, general and administrative expenses; fourth quarter and full year business and operating outlook; assessment of market conditions; prospects, growth strategies and the industry in which we operate; and strategies for achieving our goals generally. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should,” “would,” “could,” “will,” “may,” “expect,” “believe,” “anticipate,” “attempt,” “project” and other terms with similar meaning indicating possible future events or potential impact on our business or Resolute’s shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The potential risks and uncertainties that could cause Resolute’s actual future financial condition, results of operations and performance to differ materially from those expressed or implied in the presentation referred to above include, but are not limited to, the potential risks and uncertainties set forth under the heading “Risk Factors” in Part I, Item 1A of Resolute’s annual report on Form 10-K for the year ended December 31, 2010, as updated in Part II, Item 1A of Resolute’s Quarterly Report on Form 10-Q for the period ended September 30, 2011, filed with the SEC and Resolute’s other filings with the Canadian securities regulatory authorities.

All forward-looking statements in the presentation referred to above are expressly qualified by the cautionary statements contained or referred to above and in Resolute’s other filings with the SEC and the Canadian securities regulatory authorities. Resolute disclaims any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

4

ABITIBIBOWATER INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions except per share amounts)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010	Twelve Months Ended December 31, 2011	Twelve Months Ended December 31, 2010

Sales	$1,147	$1,272	$4,756	$4,746
Costs and expenses:
Cost of sales, excluding depreciation, amortization and cost of timber harvested	864	966	3,590	3,724
Depreciation, amortization and cost of timber harvested	56	117	220	493
Distribution costs	132	142	547	553
Selling, general and administrative expenses	36	46	158	155
Closure costs, impairment and other related charges (2)	12	6	46	11
Net gain on disposition of assets (3)	—	(16)	(3)	(30)

Operating income (loss)	47	11	198	(160)

Other (expense) income:
Interest expense	(18)	(66)	(95)	(483)
Foreign currency translation (loss) gain (4)	9	(124)	(21)	(94)
Other, net	(6)	3	(27)	5

Income (loss) before reorganization items and income taxes	32	(176)	55	(732)

Reorganization items, net	—	2,985	—	1,901

Income before income taxes	32	2,809	55	1,169

Income tax (provision) benefit (5)	(42)	1,601	(16)	1,606

Net income (loss) including noncontrolling interests	(10)	4,410	39	2,775
Net loss (income) attributable to noncontrolling interests	4	(170)	2	(161)

Net income (loss) attributable to AbitibiBowater Inc.	$(6)	$4,240	$41	$2,614

Net income (loss) per share attributable to AbitibiBowater Inc. common shareholders: (6)

Basic	$(0.06)	$73.48	$0.42	$45.30
Diluted	$(0.06)	$44.82	$0.42	$27.63

Weighted-average number of AbitibiBowater Inc. common shares outstanding: (6)

Basic	97.1	57.7	97.1	57.7
Diluted	97.1	94.6	97.1	94.6

ABITIBIBOWATER INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in millions)

	Successor
	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$369	$319
Accounts receivable, net	750	833
Inventories, net	475	438
Assets held for sale (3)	7	698
Deferred income tax assets	109	47
Other current assets	59	88

Total current assets	1,769	2,423

Fixed assets, net	2,502	2,641
Amortizable intangible assets, net	18	19
Deferred income tax assets	1,749	1,736
Other assets	260	316

Total assets	$6,298	$7,135

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$544	$547
Current portion of long-term debt	—	—
Liabilities associated with assets held for sale (3)	—	289

Total current liabilities	544	836

Long-term debt, net of current portion	621	905
Pension and other postretirement projected benefit obligations	1,524	1,272
Deferred income tax liabilities	75	72
Other long-term liabilities	57	63

Total liabilities	2,821	3,148

Commitments and contingencies

Equity:
Common stock	—	—
Additional paid-in capital	3,687	3,709
Retained earnings	41	—
Accumulated other comprehensive loss	(311)	—
Treasury stock at cost	—	—

Total AbitibiBowater Inc. shareholders’ equity	3,417	3,709
Noncontrolling interests	60	278

Total equity	3,477	3,987

Total liabilities and equity	$6,298	$7,135

ABITIBIBOWATER INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in millions)

	Successor	Predecessor
	Twelve Months Ended December 31, 2011	Twelve Months Ended December 31, 2010
Cash flows from operating activities:
Net income including noncontrolling interests	$39	$2,775
Adjustments to reconcile net income (loss) including noncontrolling interests to net cash provided by operating activities:
Share-based compensation	3	3
Depreciation, amortization and cost of timber harvested	220	493
Closure costs, impairment and other related charges	41	11
Write-downs of inventory	3	—
Deferred income taxes	19	(1,600)
Net pension contributions	(175)	(36)
Net gain on disposition of assets and other	(3)	(30)
Loss on translation of foreign currency denominated deferred income taxes	25	—
(Gain) loss on translation of foreign currency denominated pension and other postretirement projected benefit obligations	(15)	18
Premium related to debt redemptions	(16)	—
Dividends received from equity method investees in excess of income	9
Amortization of debt discount and debt issuance costs, net	—	14
Loss on translation of foreign currency denominated debt	—	116
Non-cash interest expense	—	217
Non-cash reorganization items, net	—	(1,981)
Debtor in possession financing costs	—	10
Exit financing costs	—	27
Other, net	(3)	(33)
Changes in working capital:
Accounts receivable	87	(54)
Inventories	(39)	(13)
Other current assets	31	4
Accounts payable and accrued liabilities	(28)	98

Net change in working capital	51	35

Net cash provided by operating activities	198	39

Cash flows from investing activities:
Cash invested in fixed assets	(97)	(81)
Disposition of investment in ACH Limited Partnership (3)	296	—
Disposition of other assets	19	96
Proceeds from holdback related to disposition of investment in MPCo	29	—
Proceeds from insurance settlements	8	—
(Increase) decrease in restricted cash	(2)	76
Increase in deposit requirements for letters of credit, net	(8)	(3)
Release of pension trust assets	—	8

Net cash provided by investing activities	245	96

Cash flows from financing activities:
Dividends and distribution to noncontrolling interests	(21)	—
Acquisition of noncontrolling interest (7)	(15)	—
Issuance of long-term debt	—	850
Payments of long-term debt (7)	(354)	(334)
Payments of financing and credit facility fees	(3)	(46)
Decrease in secured borrowings, net	—	(141)
Debtor in possession financing costs	—	(10)
Payment of debtor in possession financing	—	(206)
Term loan repayments	—	(347)
Short-term financing, net	—	(338)

Net cash used in financing activities	(393)	(572)

Net increase (decrease) in cash and cash equivalents	50	(437)
Cash and cash equivalents:
Beginning of year	319	756

End of year	$369	$319

ABITIBIBOWATER INC.

STATEMENTS OF OPERATING INCOME AND NET INCOME ADJUSTED FOR SPECIAL ITEMS

A reconciliation of our operating income (loss), net income (loss) and net income (loss) per share reported before special items is presented in the tables below. See Note 8 to our Notes to the Unaudited Consolidated Financial Statement Information

regarding our use of non-GAAP measures.

Three Months Ended December 31, 2011 (Successor) (unaudited, in millions except per share amounts)	Operating income (loss)	Net (loss) income	EPS

GAAP as reported	$47	$(6)	$(0.06)

Adjustments for special items:
Foreign currency translation loss (gain)	—	(13)	(0.13)
Closure costs, impairment and other related charges	12	6	0.06
Inventory write-downs included in cost of sales	2	2	0.02
Post-emergence costs	—	9	0.09
Transaction costs	5	4	0.04
Other (income) expense, net	—	(5)	(0.05)
Reorganization tax adjustments	—	48	0.49

GAAP as adjusted for special items	$66	$45	$0.46

Three Months Ended December 31, 2010 (Predecessor) (unaudited, in millions except per share amounts)	Operating income (loss)	Net (loss) income	EPS

GAAP as reported	$11	$4,240	$44.82

Adjustments for special items:
Foreign currency translation loss (gain)	—	126	1.33
Closure costs, impairment and other related charges	6	6	0.06
Net loss (gain) on disposition of assets	(16)	(16)	(0.17)
Other (income) expense, net		(3)	(0.03)
Reorganization items	—	(4,588)	(48.50)

GAAP as adjusted for special items	$1	$(235)	$(2.49)

Twelve Months Ended December 31, 2011 (Successor) (unaudited, in millions except per share amounts)	Operating income (loss)	Net income (loss)	EPS

GAAP as reported	$198	$41	$0.42

Adjustments for special items:
Foreign currency translation loss (gain)	—	23	0.24
Severance	12	8	0.08
Closure costs, impairment and other related charges	46	32	0.33
Inventory write-downs included in cost of sales	3	2	0.02
Net loss (gain) on disposition of assets	(3)	(2)	(0.02)
Post-emergence costs	—	34	0.35
Transaction costs	5	4	0.05
Other (income) expense, net	—	(14)	(0.15)
Reorganization tax adjustments	—	38	0.39

GAAP as adjusted for special items	$261	$166	$1.71

Twelve Months Ended December 31, 2010 (Predecessor) (unaudited, in millions except per share amounts)	Operating (loss) income	Net (loss) income	EPS

GAAP as reported	$(160)	$2,614	$27.63

Adjustments for special items:
Foreign currency translation loss (gain)	—	97	1.03
Severance	(8)	(8)	(0.08)
Closure costs, impairment and other related charges	11	11	0.11
Net loss (gain) on disposition of assets	(30)	(30)	(0.32)
Other (income) expense, net		(5)	(0.05)
Reorganization items	—	(3,510)	(37.10)

GAAP as adjusted for special items	$(187)	$(831)	$(8.78)

See Notes to the Unaudited Consolidated Financial Statement Information

ABITIBIBOWATER INC.

STATEMENTS OF EBITDA AND ADJUSTED EBITDA

A reconciliation of our net income (loss) including noncontrolling interests to EBITDA and Adjusted EBITDA is presented in the tables below.

See Note 9 to our Notes to the Unaudited Consolidated Financial Statement Information regarding our use of non-GAAP measures EBITDA and Adjusted EBITDA

Three Months Ended December 31, 2011 (Successor) (unaudited, in millions)	Newsprint	Coated papers	Specialty papers	Market pulp	Wood products	Corporate and other	Total

Net income (loss) including noncontrolling interests	26	13	24	12	(5)	(80)	(10)
Interest expense, net						18	18
Income tax provision (benefit)						42	42
Depreciation, amortization and cost of timber harvested	18	9	13	8	8	—	56

EBITDA	44	22	37	20	3	(20)	106

Foreign currency translation loss (gain)						(9)	(9)
Closure costs, impairment and other related charges						12	12
Inventory write-downs included in cost of sales						2	2
Post-emergence costs						12	12
Transaction costs						5	5
Other (income) expense, net						(6)	(6)

Adjusted EBITDA	$44	$22	$37	$20	$3	$(4)	$122

Three Months Ended December 31, 2010 (Predecessor) (unaudited, in millions)	Newsprint	Coated papers	Specialty papers	Market pulp	Wood products	Corporate and other	Total

Net income (loss) including noncontrolling interests	(12)	17	(5)	45	5	4,360	4,410
Interest expense, net						66	66
Income tax provision (benefit)						(1,601)	(1,601)
Depreciation, amortization and cost of timber harvested	53	8	32	13	9	2	117

EBITDA	41	25	27	58	14	2,827	2,992

Foreign currency translation loss (gain)						124	124
Closure costs, impairment and other related charges						6	6
Net loss (gain) on disposition of assets						(16)	(16)
Other (income) expense, net						(3)	(3)
Reorganization items						(2,985)	(2,985)

Adjusted EBITDA	$41	$25	$27	$58	$14	$(47)	$118

Twelve Months Ended December 31, 2011 (Successor) (unaudited, in millions)	Newsprint	Coated papers	Specialty papers	Market pulp	Wood products	Corporate and other	Total

Net income (loss) including noncontrolling interests	89	57	62	85	(25)	(229)	39
Interest expense, net						95	95
Income tax provision (benefit)						16	16
Depreciation, amortization and cost of timber harvested	73	35	49	30	33	—	220

EBITDA	162	92	111	115	8	(118)	370

Foreign currency translation loss (gain)						21	21
Severance						12	12
Closure costs, impairment and other related charges						46	46
Inventory write-downs included in cost of sales						3	3
Net loss (gain) on disposition of assets						(3)	(3)
Post-emergence costs						47	47
Transaction costs						5	5
Other (income) expense, net						(20)	(20)

Adjusted EBITDA	$162	$92	$111	$115	$8	$(7)	$481

Twelve Months Ended December 31, 2010 (Predecessor) (unaudited, in millions)	Newsprint	Coated papers	Specialty papers	Market pulp	Wood products	Corporate and other	Total

Net income (loss) including noncontrolling interests	(171)	31	(44)	137	9	2,813	2,775
Interest expense, net						483	483
Income tax provision (benefit)						(1,606)	(1,606)
Depreciation, amortization and cost of timber harvested	225	30	128	49	42	19	493

EBITDA	54	61	84	186	51	1,709	2,145

Foreign currency translation loss (gain)						94	94
Severance						(8)	(8)
Closure costs, impairment and other related charges						11	11
Net loss (gain) on disposition of assets						(30)	(30)
Other (income) expense, net						(5)	(5)
Reorganization items						(1,901)	(1,901)

Adjusted EBITDA	$54	$61	$84	$186	$51	$(130)	$306

ABITIBIBOWATER INC.

Notes to the Unaudited Consolidated Financial Statement Information

1.	On April 16 and 17, 2009, AbitibiBowater and certain of its U.S. and Canadian subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware for relief under the provisions of Chapter 11 of the United States Bankruptcy Code, as amended, and under the Companies’ Creditor Arrangement Act with the Superior Court of Quebec in Canada (the “Creditor Protection Proceedings”). On December 9, 2010, we emerged from the Creditor Protection Proceedings. In accordance with FASB ASC 852, fresh start accounting was required upon our emergence from the Creditor Protection Proceedings, which we applied on December 31, 2010 (the “Convenience Date”).

The application of fresh start accounting materially changed the carrying amounts and classifications reported in our consolidated financial statements and resulted in AbitibiBowater becoming a new entity for financial reporting purposes. Accordingly, our consolidated financial statements as of December 31, 2010 and for periods subsequent to December 31, 2010 are not comparable to our consolidated financial statements for the periods prior to December 31, 2010. References to “Successor” refer to AbitibiBowater on or after December 31, 2010 after giving effect to fresh start accounting. References to “Predecessor” refer to AbitibiBowater prior to December 31, 2010. Additionally, references to periods on or after December 31, 2010 refer to the Successor and references to periods prior to December 31, 2010 refer to the Predecessor.

2.	Closure costs, impairment and other related charges for the years ended December 31, 2011 and 2010 were comprised of the following:

	Successor	Predecessor
(In millions)	2011	2010
Impairment of long-lived assets	$16	$2
Accelerated depreciation	8	—
Contractual obligations and other commitments	—	8
Severance and other costs	22	1

	$46	$11

Impairment of long-lived assets

In 2011, we recorded long-lived asset impairment charges of $6 million related to our Mokpo, South Korea paper mill, $3 million related to certain scrapped equipment at our Calhoun, Tennessee paper mill and $7 million of long-lived asset impairment charges as a result of the decision to discontinue paperboard production at our Coosa Pines, Alabama paper mill.

Accelerated depreciation

In 2011, we recorded accelerated depreciation of $3 million related to the permanent closure of a paper machine at our Kenogami, Quebec paper mill and $5 million related to permanent closures of machines and lines at various other facilities.

Severance and other costs

In 2011, we recorded $3 million of severance and other costs, primarily related to an early retirement program for employees at our Mokpo, South Korea paper mill, $7 million related to the permanent closure of a paper machine at our Kenogami, Quebec paper mill , $6 million as a result of the decision to discontinue paperboard production at our Coosa Pines, Alabama paper mill and $6 million of severance and other costs for a workforce reduction at our Mersey, Nova Scotia paper mill.

ABITIBIBOWATER INC.

Notes to the Unaudited Consolidated Financial Statement Information

3.	During 2011, we sold our investment in ACH Limited Partnership, our Alabama River paper mill, our Kenora paper mill and various other assets for cash proceeds of $315 million, resulting in a net gain on disposition of assets of $3 million.

As of December 31, 2011, we held for sale the following assets: our Petit Saguenay sawmill and certain parcels of land. The assets held for sale are carried in our Consolidated Balance Sheet as of December 31, 2011 at the lower of carrying value or fair value less costs to sell. We expect to complete a sale of all of these assets within the next twelve months for amounts that equal or exceed their individual carrying values.

4.	During 2011, we recorded a foreign currency translation loss of $21 million. This loss is a result of the weaker Canadian dollar relative to the U.S. dollar at December 31, 2011 and its impact on the translation of our Canadian dollar net monetary assets in the Company’s principal Canadian operating subsidiary. During 2010, we recorded a foreign currency translation loss of $94 million as a result of the translation of our Canadian dollar balance sheet amounts.

5.	During 2011, an income tax expense of $16 million was recorded. The expense reflects an unfavorable adjustment related to the prior year’s reorganization, an increase in valuation allowances, as well as foreign exchange impacts, offset by favorable changes to reserves for unrecognized tax benefits. During 2010, an income tax benefit of $1,606 million was recorded. The benefit reflected the impacts of the reversal of our valuation allowances as part of the implementation of the plans of Reorganization.

6.	For the calculation of basic and diluted income (loss) per share for the years ended December 31, 2011 and 2010, no adjustments to net income (loss) attributable to AbitibiBowater were necessary. For the year ended December 31, 2010, an adjustment to our basic weighted-average number of common shares outstanding of 36.9 million shares was necessary for the dilutive effect of the assumed conversion of the pre-petition convertible notes, which were outstanding at that time. However, no adjustment to net income attributable to AbitibiBowater Inc. common shareholders was necessary for the year ended December 31, 2010 because we did not record interest expense related to such convertible notes as a result of the Creditor Protection Proceedings.

7.	On January 14, 2011, we acquired the 47.5% noncontrolling interest in Augusta Newsprint Company, which operates our newsprint mill in Augusta, Georgia, for $15 million cash and a secured promissory note in the principal amount of $90 million. Since we had control of Augusta Newsprint Company, our consolidated statements had already consolidated this entity. The acquisition of the noncontrolling interest was accounted for as an equity transaction. We used the proceeds from the sale of our interest in ACH Limited Partnership to redeem a portion of our senior secured notes and to repay in full the Augusta secured promissory note mentioned above.

ABITIBIBOWATER INC.

Notes to the Unaudited Consolidated Financial Statement Information

8.	A reconciliation of certain financial statement line items reported under generally accepted accounting principles (“GAAP”) to our use of non-GAAP measures of operating income (loss), net income (loss) and net income (loss) per share reported before special items is presented. We believe that these measures allow investors to more easily compare our ongoing operations and financial performance from period to period. These non-GAAP measures should be considered in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. Consequently, investors should rely on GAAP operating income (loss), net income (loss) and net income (loss) per share. Non-GAAP measures included in our press release include:

Operating income (loss) before special items - is defined as operating income (loss) from our Consolidated Statements of Operations adjusted for special items. Internally, we use a non-GAAP operating income (loss) measure as an indicator of a segment’s performance and excludes, closure costs, impairment and other related charges, severance costs, gains and losses on dispositions of assets and other charges or credits that are excluded from our segment’s performance from GAAP operating income (loss). Therefore, this non-GAAP presentation is consistent with our internal presentation. This non-GAAP measure should be used in addition to and not as a substitute for operating income (loss) provided in our Consolidated Statements of Operations.

Net income (loss) before special items - is defined as net income (loss) from our Consolidated Statements of Operations adjusted for the special items discussed above plus the effects of foreign currency translation as well as reorganization items and post-emergence costs and reorganization tax adjustments. The adjustment for these items is consistent with our internal presentation. This non-GAAP measure should be used in addition to and not as a substitute for net income (loss) provided in our Consolidated Statements of Operations.

Net income (loss) per share (EPS) before special items - is defined as diluted EPS calculated based on the net income (loss) before special items. This non-GAAP measure should be used in addition to and not as a substitute for our net income (loss) per share calculated in accordance with GAAP as provided in the Consolidated Statements of Operations.

We believe that these non-GAAP measures are useful because they are consistent with our internal presentation and allow investors to more easily compare our ongoing operations, financial performance and EPS from period to period.

ABITIBIBOWATER INC.

Notes to the Unaudited Consolidated Financial Statement Information

9.	A reconciliation of our net (loss) income reported under GAAP to our use of the non-GAAP measure of EBITDA and Adjusted EBITDA by reportable segment is presented. EBITDA by reportable segment is defined as net (loss) income from our Consolidated Statements of Operations, allocated to our reportable segments (newsprint, coated papers, specialty papers, market pulp and wood products) in accordance with FASB ASC 290, “Segment Reporting,” adjusted by depreciation, amortization and cost of timber harvested. In addition, EBITDA for the Corporate and Other segment is defined as net (loss) income from our Consolidated Statements of Operations after allocation to our reportable segments, adjusted by interest expense, income taxes and depreciation, amortization and cost of timber harvested.

We define Adjusted EBITDA as EBITDA adjusted for special items as discussed in Note 8. Internally, we use Adjusted EBITDA as an indicator of our performance. Therefore, this non-GAAP measure is consistent with our internal presentation.

Internally, we use EBITDA and adjusted EBITDA by reportable segment measures as indicators of our reportable segments’ and the Company’s performance. Therefore, these non-GAAP measures are consistent with our internal presentation. We believe that these non-GAAP measures are useful because they are consistent with our internal presentation and performance analysis and allow investors to more easily compare our ongoing financial performance from period to period. These non-GAAP measures should be used in addition to and not as a substitute for operating income (loss) by reportable segment and consolidated operating income (loss) provided in the notes to our Consolidated Financial Statements in our filings with the Securities and Exchange Commission.